Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of June 5, 2026, by and among Suniva, Inc., a Delaware corporation (“Company”) and the undersigned stockholder (“Stockholder”) of SUNation Energy, Inc, a Delaware corporation (“Parent”).

RECITALS

A. Concurrently with the execution and delivery hereof, Parent, SUNation Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms.

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of the Parent as is indicated on the signature page of this Agreement.

C. As a material inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Proposed Transaction” means the Merger and the transactions contemplated thereby.

”Shares” means (i) all shares of capital stock of the Parent owned, beneficially or of record, by Stockholder as of the date hereof, (ii) all additional shares of capital stock of the Parent acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 9 below) and (iii) all shares of capital stock of the Parent that Stockholder acquires or becomes the beneficial or record owner of after the date hereof by means of any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares, or similar transaction.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not (except in connection with the Merger) Transfer or allow a Transfer of any of the Shares provided, however, notwithstanding the foregoing, Stockholder may Transfer any of the Shares to (i) any Affiliate of such Stockholder, (ii) any immediate family member of such Stockholder (if an individual), or (iii) any trust or other entity established for estate planning purposes, in each case provided that the transferee executes a written joinder agreeing to be bound by the terms of this Agreement.

(b) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority, and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of Stockholder’s obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust, or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority, or right to vote the Shares in favor of the Approval Items (as defined below) and against any other items, matters or proposals.

(c) At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, Stockholder hereby authorizes the Company and Parent or their counsel to notify the Parent’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated following the Expiration Date.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Parent called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Parent, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote:

(i) in favor of the Parent Stock Issuance and any other item, matter or proposal Parent is required to submit to its stockholders for approval pursuant to Section 5.07(a) of the Merger Agreement (such items, matters or proposals, together with the proposal set forth in clause (ii) below, the “Approval Items”); and

(ii) in favor of any proposal to adjourn or postpone such meeting of stockholders of the Parent to a later date if there are not sufficient votes to approve any of the Approval Items.

(iii)

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) In the event and to the extent that Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of stockholders called by the Parent or pursuant to any applicable written consent of the stockholders of the Parent, the Stockholder shall be deemed to have irrevocably appointed the Company and each of its executive officers or other designees (the “Proxyholders”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), and granted to the Proxyholders full authority, for and in the name, place, and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or granted a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Proxyholders, with respect to any proposed adjournments or postponements of any meeting of Stockholders at which any of the matters described in Section 3 hereof are to be considered.

(b) Stockholder hereby revokes any proxies heretofore given by Stockholder in respect of the Shares.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and may under no circumstances be revoked. The irrevocable proxy granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, or incapacity of Stockholder.

(d) This proxy granted hereunder shall terminate upon termination of this Agreement.

(e) The Company may terminate this proxy at any time by written notice to Stockholder. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement.

5. No Solicitation. Stockholder shall not, directly or indirectly, (a) solicit, initiate, encourage, induce, or facilitate the making, submission, or announcement of any Takeover Proposal or take any action that could reasonably be expected to lead to a Takeover Proposal, (b) furnish any nonpublic information regarding the Proposed Transaction or the parties thereto to any Person in connection with or in response to a Takeover Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Takeover Proposal, (c) engage in discussions or negotiations with any Person with respect to any Takeover Proposal, (d) approve, endorse, or recommend any Takeover Proposal or (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Takeover Proposal.

6. Action in Stockholder Capacity Only. Notwithstanding anything herein to the contrary, Stockholder is entering into this Agreement solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares and not in Stockholder’s capacity as a director or officer of the Parent. Nothing herein shall limit or affect Stockholder’s ability to act as an officer or director of the Parent.

7. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company as follows:

(a) (i) Stockholder is the beneficial or record owner of the shares of capital stock of the Parent indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions (except for restrictions imposed by applicable securities Laws), options, title defects, or encumbrances, and (ii) Stockholder does not beneficially own any securities of the Parent other than the shares of capital stock and rights to purchase shares of capital stock of the Parent set forth on the signature page of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Parent Stockholders Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, Stockholder has full power and authority to (i) make, enter into, and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4, and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting, support, tender or similar agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust, or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority, or right to vote the Shares on any matter.

(c) This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the performance by Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract to or by which Stockholder is a party or bound, or any Order or Law to which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

(d) Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder, or other intermediary is entitled to a fee or commission from Parent, Merger Sub, or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

(e) Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

8. Waiver of Certain Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Legal Action, derivative or otherwise, against the Parent, the Company, Merger Sub or any of their respective Subsidiaries or successors: (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing); or (ii) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the board of directors of the Parent in connection with the Merger Agreement, this Agreement, or the transactions contemplated thereby or hereby.

9. Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms thereof or (b) the Effective Time (the “Expiration Date”); provided, however, that (i) Section 10 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any material inaccuracy in or material breach of any representation, warranty, or covenant contained in this Agreement.

10. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by the Company and Stockholder.

(b) Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements, and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(d) Attorneys’ Fees. In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(e) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including Stockholder’s estate and heirs upon the death of Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned or delegated by any of the parties without prior written consent of the other parties. Any assignment in violation of the foregoing shall be void and of no effect.

(f) No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Further Assurances. Stockholder agrees to cooperate fully with the Company and to execute and deliver such further documents, certificates, agreements, and instruments and to take such other actions as may be reasonably requested by the Company to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Stockholder hereby agrees that Parent may publish and disclose in the Form S-4 (including all documents and schedules filed with the SEC) such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to the Form S-4 or in any other filing made by Parent with the SEC relating to the Proposed Transaction. Stockholder agrees to notify the Company promptly of any additional shares of capital stock of the Parent of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

(h) Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(i) Specific Performance; Injunctive Relief. The parties acknowledge that the Company shall be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief, or by any other means available to such party at law or in equity without posting any bond or other undertaking. Stockholder agrees that Stockholder will not oppose the granting of any injunction, specific performance, or other equitable relief on the basis that the Company has an adequate remedy of law or an injunction, award of specific performance, or other equitable relief is not an appropriate remedy for any reason at law in equity.

(j) Notices. All notices, consents, requests, claims, and demands under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), (A) if to the Company, to the address or e-mail address provided in the Merger Agreement, including to the persons designated therein to receive copies; and (B) if to Stockholder, to Stockholder’s address or e-mail address shown below Stockholder’s signature on the last page hereof.

(k) Provisions of Merger Agreement Applicable. The provisions of the following sections of the Merger Agreement shall apply, mutatis mutandis, to this Agreement: 8.02 (Interpretation; Construction), 8.04 ( Governing Law), 8.05 (Submission to Jurisdiction), 8.06 (Waiver of Jury Trial), 8.10 (Severability), 8.12 (Remedies Cumulative), and 8.14 (Counterparts; Effectiveness).

(l) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SUNIVA, INC.

By:
Name:
Title:

[Stockholder Signature Page Follows]

[Company Signature Page to Voting Agreement]

STOCKHOLDER:

Signature

If Stockholder is an entity, complete the following signature block:	If Stockholder is a natural person, complete the following signature block:

Name:	Name:

By:	Signature:

Authorized Signatory
Name:

Title:

Parent Securities Owned

No. of Shares of Parent Capital Stock		No. Underlying
Owned: ______________________________		Options/Derivatives:	___________________________

Identify Class(es)		Identify Class(es)
(Common, Preferred):	___________________________	(Option, Warrants, Etc.):___________________________

__________________________________		__________________________________

Stockholder Notice Information

Address:	Email:

Phone:

c/o:

[Stockholder Signature Page to Voting Agreement]